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                                                     EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Hexcel Corporation on Form S-4 of our report dated February 9, 1996 (February 24, 1996 as to Note
2), on the statements of income and cash flows of Fort Mill A Inc. for the fiscal year ended December 30, 1995, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 1, 1999